      As filed with the Securities and Exchange Commission on January 7, 2002
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  ILIVE, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

                      NEVADA                             95-4783826
                      ------                             ----------
         (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)            Identification No.)
                             ----------------------

         2102 BUSINESS CENTER DRIVE, IRVINE, CALIFORNIA          92612
      ---------------------------------------------------------------------
        (Address of Principal Executive Offices)              (Zip Code)

                             ----------------------

              CONSULTING AGREEMENT WITH GENNADY LEVTCHENKO
              CONSULTING AGREEMENT WITH TODD GILLIGAN
   --------------------------------------------------------------------------
                            (Full title of the plan)

                             ----------------------

                                 SCOTT HENRICKS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ILIVE, INC.
                           2102 BUSINESS CENTER DRIVE
                          IRVINE, CALIFORNIA 92612
                                 (949) 660-0099
                                 --------------
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                             LARRY A. CERUTTI, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                 PROPOSED                PROPOSED
                                          AMOUNT TO BE       MAXIMUM OFFERING       MAXIMUM AGGREGATE         AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)    PRICE PER SHARE (2)     OFFERING PRICE (2)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value            2,150,000 Shares        $.1350               $290,250                 $69.37
=============================================================================================================================

(1) In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.
(2) Computed pursuant to Rule 457(c) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Bulletin Board on January 3, 2002.

                                EXPLANATORY NOTE

         This registration statement covers 2,150,000 shares of common stock, $0.001 par value per share, of iLive, Inc., comprising an aggregate of 2,150,000 shares of common stock that were issued under two Consulting Agreements, dated December 13, 2001 and effective January 2, 2002 between iLive, Inc. and each of Gennady Levtchenko and Todd Gilligan.

         This registration statement contains two parts. Part I contains a reoffer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the reoffer prospectus may be used for reoffers or resales on a continuous or delayed basis in the future of the 2,150,000 shares of common stock issued under the above-described Consulting Agreements. Part II contains information required in this registration statement under Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, we will provide to each of Gennady Levtchenko and Todd Gilligan the documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to each of Gennady Levtchenko and Todd Gilligan under Rule 428(b) of the Securities Act of 1933. Requests should be directed to iLive, Inc., 2102 Business Center Drive, Irvine, California 92612, Attention: Chief Executive Officer. Our telephone number is (949) 660-0099. The reoffer prospectus follows this paragraph.

PROSPECTUS

                                   iLive, Inc.

                        2,150,000 Shares of Common Stock

         Of the 2,150,000 shares of iLive, Inc. common stock being offered under this prospectus, 1,050,000 shares are being offered by Gennady Levtchenko and 1,100,000 shares are being offered by Todd Gilligan. The shares of common stock being offered by Gennady Levtchenko and Todd Gilligan are being offered for their own account. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "LIVE." On January 3, 2002, the high and low sale prices for a share of our common stock were $.15 and $.12, respectively.

         The mailing address and the telephone number of our principal executive offices are 2102 Business Center Drive, Irvine, California 92612, (949) 660-0099.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is January 7, 2002

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Risk Factors...............................................................  3
Special Note Regarding Forward-Looking Statements..........................  7
Use of Proceeds............................................................  7
Indemnification of Directors and Officers..................................  7
Selling Security Holder....................................................  9
Plan of Distribution.......................................................  10
Transfer Agent and Registrar...............................................  11
Experts....................................................................  11
Where You Can Find More Information........................................  11
Incorporation of Documents by Reference....................................  12

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider, among other things, the following factors carefully before deciding to purchase any shares of our common stock.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT WHICH MAY CONTINUE IN THE FUTURE AND WHICH MAY ADVERSELY IMPACT OUR BUSINESS AND OUR STOCKHOLDERS.

         We incurred significant net operating losses in each of the years ended December 31, 2000 and 1999. We realized a net loss of $3,098,805 for the twelve months ended December 31, 2000, as compared to incurring a net loss of $2,507,128 for the twelve months ended December 31, 1999. Our accumulated deficit through December 31, 2000 was $6,752,034, and as of that date we had a total stockholders' deficit of $2,799,574. For the nine months ended September 30, 2001 we realized a net loss of $433,072 from continuing operations. As of that date we had an accumulated deficit of $5,254,433 and a stockholders' deficit of $363,303. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business, especially our Internet-based business.

WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR STOCKHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. We have not been able to generate any significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. We require new financing in addition to our line of credit with Street Capital, Inc. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT BE SUSTAINED, WHICH COULD ADVERSELY IMPACT OUR BUSINESS AND STOCKHOLDERS.

         Our business model, including our distributor program, is predicated on the demand for pay-for-view streaming video content over the Internet. The market for broadband content delivered over the Internet is currently developing and evolving. Accordingly, we are unable to predict the demand for our services and are therefore unable to predict whether our business model may be sustained. If we are unable to generate significant revenues under our current business model, our business, prospects, financial condition and results of operations could be adversely affected.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our business strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so, particularly if our losses continue and we are unable to obtain sufficient financing. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN LITIGATION AGAINST US.

         There is currently an extremely limited trading market for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "LIVE." There can be no assurance that any regular trading market for our common stock will develop or, if developed, will be sustained. The trading prices of our common stock have fluctuated significantly over time. The trading prices of our common stock could experience wide fluctuations in the future in response to:

         o        quarter-to-quarter variations in our operating results;
         o        material announcements of technological innovations;
         o significant customer orders or establishment of strategic partnerships by us or our competitors or providers of alternative products and services;
         o        general conditions in the Internet and e-commerce; or
         o        other events or factors, many of which are beyond our control.

         In addition, the stock market as a whole and individual stocks have experienced extreme price and volume fluctuations, which have often been unrelated to the performance of the related corporations. Our operating results in future quarters may be below the expectations of market makers, securities analysts and investors. In any such event, the price of our common stock will likely decline, perhaps substantially. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to our company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Any adverse determination in such litigation could also subject us to substantial liabilities.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board, President and Chief Executive Officer, Scott Henricks. We have not entered into any employment agreement with Mr. Henricks or any other officer of iLive, Inc. The loss of Mr. Henricks could have a material adverse effect on iLive, Inc. because Mr. Henricks has experience, skills and vision upon which we draw heavily in our day-to-day operations and strategic planning and financing activities. We do not maintain a "key man" life insurance policy on the life of Mr. Henricks or any other officer or employee of iLive.

ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS OR CONSEQUENCES THAT MAY REDUCE OUR FUTURE EARNINGS.

         The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THESE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         We own, license or have otherwise obtained the right to use technologies incorporated into our web sites. We may receive infringement claims from third parties relating to our technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology that we have licensed from third parties for incorporation into our web sites, we would forward those claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain name www.ilive.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

IF COMMUNICATIONS TO OUR PRIMARY SERVERS ARE INTERRUPTED, OUR OPERATIONS COULD BE NEGATIVELY IMPACTED.

         Our short films, classic television and other entertainment offerings and our web site, iLive.com, are hosted on servers owned and operated by Reliable Hosting in a tier 1 facility located in Lake Tahoe, California. Although offsite backup servers are maintained by our host, all of our primary servers are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, terrorist attacks and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. We do not maintain business interruption insurance. If we experience significant system disruptions, our business, results of operations and financial condition would be materially and adversely affected because we would be unable to deliver our Internet-related products and services during the disruption and may therefore lose existing and potential customers.

OUR COMPUTER INFRASTRUCTURE MAY SUFFER SECURITY BREACHES. ANY OF THESE BREACHES COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO HAVE LIABILITY TO THIRD PARTIES.

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Consequently, any security breach could have a material adverse effect on our business, results of operations and financial condition.

WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

         The recent terrorist attacks in the United States, which have brought devastation to many people and shaken consumer confidence, have disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. To the extent that such disruptions result in a general decrease in government, business and consumer spending that could decrease demand for our current and planned products and services, in our inability to effectively market our products and services, or in financial or operational difficulties for the service providers, such as server operators, on which we rely, our business and results of operations could be materially and adversely affected. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will result in any long-term commercial disruptions or whether such terrorist activities or responses will have any long-term material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

WE OPERATE WITHIN A HIGHLY COMPETITIVE MARKET.

         The market for delivery of entertainment content over the Internet is extremely competitive and can be significantly affected by many factors, including low barriers to entry, changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us and which have greater financial resources than us will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising sales policies than us, thereby generating more traffic to their web sites. These competitive pressures could have a material adverse effect on our business, prospects, financial condition and results of operations.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements. You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. A number of factors could cause our financial results, including our net income (loss) or growth in net income
(loss) to differ materially from those anticipated by forward-looking statements, including those factors discussed under "Risk Factors." We do not undertake to update, revise or correct any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by any of the selling security holders.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as iLive, Inc. that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2001, we believe we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of iLive, Inc. for breach of a director's duties to iLive, Inc. or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of ILive, Inc. or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to iLive, Inc. or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to iLive, Inc. or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to iLive, Inc. or our stockholders; and

     o for engaging in transactions described in the California Code or California case law that result in liability, or approving the same kinds of transactions.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of iLive, Inc. under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         SELLING SECURITY HOLDERS

         The following table sets forth information as of December 20, 2001 with respect to the beneficial ownership of our common stock both before and immediately following the offering by the selling security holders. The following calculations of the percent of outstanding shares are based on 24,523,334 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants and options that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of each selling security holder. All of the shares being offered under this prospectus were issued in two separate private placement transactions, each under the terms of a Consulting Agreement dated December 13, 2001 and effective January 2, 2002 by and between us and each of the respective selling security holders.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by any of the selling security holders.

                                     Shares of Common Stock           Shares of Common
                                          Beneficially                  Stock Being                 Shares of Common
     Name and Address of                 Owned Prior                   Offered Under             Stock Beneficially Owned
     Beneficial Owner                  to this Offering              this Prospectus             After this Offering (1)
      -----------------              -------------------            ------------------         ------------------------
                                    Number           Percent                                     Number          Percent
                                    ------           -------                                     ------          -------
Gennady Levtchenko                1,200,000           4.89%             1,050,000                150,000            *
1685 Brill Way
Bullhead City, Arizona 86442

Todd Gilligan                     1,100,000           4.40%             1,100,000                  --              --
9647 Leaside Drive
Dallas, Texas  75238

---------------

*        Less than 1%.
(1)      Assumes all shares of common stock being offered are sold.

                              PLAN OF DISTRIBUTION

         Each selling security holder and any of his donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. Each selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as each selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. Each selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

         Each selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of iLive, Inc. or derivatives of iLive, Inc. securities and may sell or deliver shares in connection with these trades. The selling security holder may pledge his shares to his broker under the margin provisions of customer agreements. If the selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by any selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from any selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. None of the selling security holders has indicated to us that he expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Each selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Each selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, none of the selling security holders has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If any selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         Each selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to pay all fees and expenses incident to the registration of the shares.

                          TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer. Their phone number is (954) 726-4954.

                                     EXPERTS

         The consolidated financial statements of iLive, Inc. incorporated by reference in this prospectus have been audited by Cacciamatta Accountancy Corporation, independent certified public accountants, to the extent and for the periods set forth in that firm's reports incorporated by reference in this prospectus, and are incorporated in reliance upon those reports given upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-8 under the Securities Act of 1933, and the rules and regulations enacted under its authority, with respect to the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement. Each statement concerning a contract or document which is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these documents may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Securities and Exchange Commission.

         The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's address on the World Wide Web is http://www.sec.gov. Our principal web site is http://www.ilive.com.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     o Our annual report on Form 10-KSB for the fiscal year ended December 31, 2000 (File No. 0-28549), filed with the Securities and Exchange Commission on April 16, 2001;

     o Our current reports on Form 8-K, filed with the Securities and Exchange Commission on February 9, 2001 and May 4, 2001;

     o Our quarterly report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on May 21, 2001;

     o Our quarterly report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001;

     o Our quarterly report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001; and

     o The description of our securities contained in our registration statement on Form 10-SB (File No. 000-28549), filed under the Securities Exchange Act of 1934 on December 17, 1999, together with any amendment or report filed for the purpose of amending or updating such description.

         Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Securities and Exchange Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                 ILIVE, INC.
                         2102 BUSINESS CENTER DRIVE
                         IRVINE, CALIFORNIA 92612
                       ATTENTION: CHIEF EXECUTIVE OFFICER
                            TELEPHONE: (949) 660-0099

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

         We incorporate the following documents by reference in this registration statement:

         (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission, or the Commission, on April 16, 2001 (File No. 0-28549);

         (b) Our quarterly report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on May 21, 2001;

         (c) Our quarterly report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001;

         (d) Our quarterly report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001;

         (e) Our current reports on Form 8-K filed with the Commission on February 9, 2001 and May 4, 2001; and

         (f) The description of our securities contained in our registration statement on Form 10-SB (File No. 000-28549) filed under the Securities Exchange Act of 1934 on December 17, 1999, together with any amendment or report filed for the purpose of amending or updating such description.

         All reports and other documents we subsequently filed after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       Description of Securities.
              --------------------------

         Not Applicable.

ITEM 5.       Interests of Named Experts and Counsel.
              ---------------------------------------

         Not Applicable.

ITEM 6.       Indemnification of Directors and Officers.
              ------------------------------------------

         Our bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as iLive, Inc. that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2001, we believe we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of iLive, Inc. for breach of a director's duties to iLive, Inc. or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of iLive, Inc. or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to iLive, Inc. or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to iLive, Inc. or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to iLive, Inc. or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of iLive, Inc. under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7 . Exemption from Registration Claimed.
         ------------------------------------

         Exemption from the registration provisions of the Securities Act of 1933 for the issuance of the shares being offered pursuant to the reoffer prospectus contained in this registration statement is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were each sophisticated with access to the kind of information registration would provide.

ITEM 8.       Exhibits.
              ---------

         4.1 Consulting Agreement dated December 13, 2001 and effective January 2, 2002 by and between iLive, Inc. and Gennady Levtchenko

         4.2 Consulting Agreement dated December 13, 2001 and effective January 2, 2002 by and between iLive, Inc. and Todd Gilligan

        23.2      Consent of Cacciamatta Accountancy Corporation

ITEM 9.       Undertakings.
              -------------

         iLive, Inc. hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed with or furnished by iLive, Inc. to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement):

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information on the plan of distribution.

         (2) For determining under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 7, 2002.

                                  ILIVE, INC.,
                                  a Nevada corporation

                                  By:  /S/ SCOTT HENRICKS
                                      -----------------------------------------
                                      Scott Henricks, Chairman of the Board,
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, including a majority of the board of directors, in the capacities and on the date indicated.


        SIGNATURE                        TITLE                           DATE
        ---------                        -----                           ----

/S/ SCOTT HENRICKS               Chairman of the Board,          January 7, 2002
--------------------------       President, Chief Executive
Scott Henricks                   Officer, Chief Financial
                                 Officer and Director
                                 (Principal Executive
                                 Officer and Principal
                                 Financial Officer)

                                  EXHIBIT INDEX

    Exhibit No.       Description
    -----------       -----------

         4.1 Consulting Agreement dated December 13, 2001 and effective January 2, 2002 by and between iLive, Inc. and Gennady Levtchenko

         4.2 Consulting Agreement dated December 13, 2001 and effective January 2, 2002 by and between iLive, Inc. and Todd Gilligan

        23.2      Consent of Cacciamatta Accountancy Corporation